UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Exchange of Convertible Notes

On February 12, 2018, Iconix Brand Group, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s outstanding 1.50% Convertible Senior Subordinated Notes due 2018 (the “2018 Convertible Notes”). Pursuant to the terms of these agreements, the Company intends to exchange new convertible senior subordinated secured notes (the “New Convertible Notes”) to be issued by the Company pursuant to an indenture to be entered into by the Company (the “Indenture”) and cash payments in an aggregate amount of approximately $700,000 representing accrued but unpaid interest on the 2018 Convertible Notes, for up to $110 million aggregate principal amount of the 2018 Convertible Notes (the “Exchange”). On or prior to the settlement of the Exchange, the Company may enter into agreements with one or more holders of 2018 Convertible Notes to increase the principal amount of 2018 Convertible Notes participating in the exchange from $110 million to up to $125 million.

The 2018 Convertible Notes will be exchanged for the New Convertible Notes at an exchange ratio of $1,000 principal amount of New Convertible Notes for each $1,000 principal amount of 2018 Convertible Notes.

The Exchange will satisfy one of the conditions to the availability of the Second Delayed Draw Term Loan (the “Second Delayed Draw Term Loan”) under that certain Credit Agreement, dated August 2, 2017, by and among IBG Borrower LLC, the Company’s wholly-owned direct subsidiary (“IBG Borrower”), as borrower, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the lenders party thereto from time to time (as amended by that certain Limited Waiver and Amendment No. 1 to Credit Agreement, dated as of October 27, 2017, and as further amended by that certain Second Amendment, Consent and Limited Waiver, dated as of November 24, 2017, the “Existing Senior Credit Facility”) that the Company achieve a reduction in the outstanding principal amount of the 2018 Convertible Notes of at least $100.0 million. In addition, the Company believes that it should be able to satisfy the remaining conditions to the availability of the Second Delayed Draw Term Loan, which include (i) the Company being in financial covenant compliance, on a pro forma basis as of the time of the requested borrowing and on a projected basis for the succeeding 12 months based on projections reasonably acceptable to the lenders, and (ii) there not existing a default or event of default under the Existing Senior Credit Facility as of the time of the borrowing. The Company intends to use the proceeds of the Second Delayed Draw Term Loan to retire the remaining 2018 Convertible Notes at maturity in March 2018.

The New Convertible Notes are expected to be issued in exchange for the 2018 Convertible Notes in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof. The principal terms of the New Convertible Notes are expected to be as follows:

Interest Rate

5.75%.

Interest may be paid in cash, shares of the Company’s common stock, or a combination of both, at the Company’s election, subject to the Aggregate Share Cap (as described below). If the Company elects to pay all or a portion of an interest payment in shares of common stock, the number of shares of common stock payable will be equal to the applicable interest payment divided by the average of the 10 individual volume-weighted average prices for the 10-trading day period ending on and including the trading day immediately preceding the relevant interest payment date.

Security	Second lien on the same assets that secure the obligations of IBG Borrower under the Existing Senior Credit Facility.

Guarantors	IBG Borrower and same guarantors as those under the Existing Senior Credit Facility, other than the Company.

Maturity	August 15, 2023.

Priority	Contractually subordinated in right of payment to the Company’s and the guarantors’ obligations under the Existing Senior Credit Facility.

Conversion Settlement Method	Cash, shares of the Company’s common stock, or a combination of both, at the Company’s election, subject to the Aggregate Share Cap.

Aggregate Share Cap

Unless and until the Company obtains requisite stockholder approval to increase the number of its authorized shares of common stock (the “Aggregate Share Cap”), upon conversion of the New Convertible Notes or payment of interest or the Conversion Make-Whole Payment (as described below), the aggregate number of shares of common stock deliverable by the Company will be subject to the Aggregate Share Cap.

The Company will not be obligated to make payments in cash in lieu of shares of common stock until April 15, 2019.

Conversion Rate	To be determined based on a conversion premium of 17.5% of the price per share of common stock equal to the average of the five individual volume-weighted average prices for the five-trading day period beginning on February 12, 2018; provided that, for purposes of such calculation, the price per share of common stock shall not be more than $1.656 or less than $0.844 (representing a 32.5% collar around $1.25, the closing price of the Company’s shares of common stock on February 9, 2018).

Mandatory Conversion	Subject to certain conditions and limitations, the Company may cause all or part of the New Convertible Notes to be automatically converted.

Conversion Make-Whole Payment

Holders converting their New Convertible Notes (including in connection with a Mandatory Conversion) shall also be entitled to receive a payment from the Company equal to the aggregate amount of interest payments that would have been payable on such converted New Convertible Notes from the last day through which interest was paid on the New Convertible Notes (or from the issue date if no interest has been paid on the New Convertible Notes or from the next succeeding interest payment date if such conversion occurs after a regular record date and on or before the next succeeding interest payment date), through and including the maturity date (determined as if such conversion did not occur).

If the Company elects to pay all or a portion of a Conversion Make-Whole Payment in shares of common stock, the number of shares of common stock payable will be equal to the applicable Conversion Make-Whole Payment divided by the average of the 10 individual volume-weighted average prices for the 10-trading day period immediately preceding the applicable conversion date.

Optional Redemption	Subject to certain limitations pursuant to the Existing Senior Credit Facility, from and after the one-year anniversary of the closing of the Exchange, the Company may redeem for cash all or part of the New Convertible Notes at any time by providing at least 30 days’ prior written notice to holders of the New Convertible Notes.

Fundamental Change Repurchase Right of Holders	If the Company undergoes a fundamental change prior to maturity, each holder will have the right, at its option, to require the Company to repurchase for cash all or a portion of such holder’s New Convertible Notes at a fundamental change purchase price equal to 100% of the principal amount of the New Convertible Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the fundamental change purchase date.

Restrictive Covenants	The Company will be subject to certain restrictive covenants pursuant to the Indenture, including limitations on (i) liens, (ii) indebtedness, (iii) asset sales, (iv) restricted payments and investments, (v) prepayments of indebtedness and (vi) transactions with affiliates.

Events of Default	Customary for secured convertible notes of this kind and substantially consistent with the Existing Senior Credit Facility.

On January 26, 2018, pursuant to Listing Rule 5635(f), The NASDAQ Stock Market LLC (“Nasdaq”) granted the Company’s request for a financial viability exception to the stockholder approval requirements that would otherwise apply to the Exchange. The Audit Committee of the Company’s Board of Directors, which is comprised solely of independent, non-executive directors, approved the Company’s reliance on the Nasdaq financial viability exception. In accordance with Nasdaq requirements, the Company will mail a letter to stockholders notifying them of its intention to close the Exchange without obtaining approval from its stockholders (the “Stockholder Letter”). Accordingly, subject to the satisfaction or waiver of the other closing conditions specified in the Exchange Agreements, the settlement of the Exchange is expected to occur ten days after the date that the stockholder letter is mailed or made available to the Company’s stockholders, or as soon thereafter as practical.

The form of Exchange Agreement will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Third Amendment to Existing Senior Credit Facility

On February 12, 2018, the Company, through IBG Borrower, entered into a Third Amendment, Consent and Limited Waiver to Credit Agreement and Other Loan Documents (the “Amendment”) to its Existing Senior Credit Facility. Capitalized terms used in this Current Report and not otherwise defined herein shall have the meanings ascribed to them in the Existing Senior Credit Facility (as amended) and/or the Amendment, in each case as the context may require. The full text of the Amendment is annexed hereto as Exhibit 10.1 and incorporated herein by reference.

The Amendment provides for, among other things, amendments to certain restrictive covenants and other terms set forth in the Existing Senior Credit Facility to permit (i) IBG Borrower to enter into the Indenture and the related intercreditor agreement that is anticipated to be executed and (ii) the Exchange. In connection with the Amendment, Deutsche Bank AG, New York Branch was granted additional pricing flex in the form of price protection upon syndication of the loan (“Flex”). After giving effect to the additional Flex provided in the Amendment, the Company estimates that it could be responsible for payments on account of Flex in an aggregate total amount of up to $6.1 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 7.01	Regulation FD Disclosure.

On February 12, 2018, the Company issued a press release announcing that it had entered into the Exchange Agreements, as described in Item 1.01, and disclosing its outlook for fiscal year 2018 and certain other information. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In accordance with Nasdaq requirements, the Company will mail to its stockholders the Stockholder Letter described in Item 1.01 of this Current Report. A copy of the Stockholder Letter to be mailed is attached as Exhibit 99.2 attached hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment, Consent and Limited Waiver to Credit Agreement and Other Loan Documents dated February 12, 2018.

99.1	Press Release dated February 12, 2018.

99.2	Letter to Stockholders dated February 12, 2018.

Forward-Looking Statements

In addition to historical information, this Current Report contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ David K. Jones
	Name:	David K. Jones
	Title:	Executive Vice President and Chief Financial Officer

Date: February 12, 2018